Exhibit 99

  Snap-on Estimates Results of $1.34 - $1.35 EPS for Full-year 2003;
         Anticipates EPS of $1.80 - $2.20 for Full-year 2004

    KENOSHA, Wis.--(BUSINESS WIRE)--Jan. 21, 2004--

    Reports strong cash flow from operating activities - exceeded
     $175 million for 2003; Signs of recovery heading into 2004;
           Expects to accelerate share repurchase activity

    Snap-on Incorporated (NYSE:SNA), a global leader in tools, diagnostics and equipment, today announced expected results for the fourth quarter and fiscal full year ended January 3, 2004. Fiscal 2003 figures discussed herein are preliminary and unaudited. Snap-on expects to announce final results on February 4, 2004.

    -- Net earnings for the fourth quarter of 2003 are expected to be in a range of $17 million to $18 million, or $0.29 to $0.30 per diluted share, on approximately $600 million in sales. For the year-ago period, net earnings were $33.1 million, or $0.56 per diluted share, on $549.5 million of sales.

    -- Earnings in the fourth quarter were adversely impacted by higher costs from an accelerated implementation of continuous improvement actions, lagging improvements in the company's economically sensitive businesses, particularly its equipment businesses, and certain other factors affecting the comparisons, including higher pension expense. Snap-on's worldwide equipment business reported a $6 million decline in operating income year over year, related primarily to its North American collision repair business.

    -- Cash flow from operating activities is estimated to be $37 million in the 2003 fourth quarter, after a voluntary pension contribution of $78 million. Free cash flow, comprising cash flow from operating activities less capital expenditures of $11 million, is anticipated to approximate $26 million, which exceeds net earnings.

    -- In light of Snap-on's success in improving asset utilization and the continued strong cash flow generated from operating activities, Snap-on expects to accelerate its planned 2004 full-year share repurchases, and repurchase approximately 750,000 to 1 million shares.

    -- Snap-on expects increased profitability and growth in 2004. Signs of improving business conditions in certain of the company's end-markets began to appear late in the fourth quarter of 2003. Additionally, the company expects that actions taken during the past year will lead to stronger operating margins going forward, resulting in expected earnings of $1.80 to $2.20 per diluted share for full-year 2004.

    -- Net earnings for full-year 2003 are expected to be in a range of $78 million to $79 million, or $1.34 to $1.35 per diluted share, on approximately $2.23 billion in sales. For the year-ago period, net earnings were $106.0 million, or $1.81 per diluted share, on $2.11 billion of sales. It is anticipated that approximately $112 million of the year-over-year sales increase will result from currency translation. Cash flow from operating activities is expected to exceed $175 million, after $92 million in pension contributions made during 2003.

    "Snap-on's strong asset utilization and cash flow exemplify the meaningful progress we have made to improve the operating effectiveness and financial performance of our company," said Dale F. Elliott, chairman and chief executive officer. "However, the costs associated with our efforts to improve our business and softness in key end-markets, particularly those impacting the sale of the company's capital equipment, resulted in less-than-anticipated levels of profitability. Across Snap-on, the need to drive profitable growth is clearly recognized as the top priority for 2004, along with continuing to drive working investment reduction. Based upon the accelerated actions already under way and the early signs of economic recovery being seen, we expect to see a strong improvement in 2004."

    Fourth Quarter

    Net earnings for the fourth quarter of 2003 are expected to be in a range of $17 million to $18 million, or $0.29 to $0.30 per diluted share, on approximately $600 million in sales. For the year-ago period, net earnings were $33.1 million, or $0.56 per diluted share, on $549.5 million of sales. During the 2003 fourth quarter, notable success was achieved year over year in increasing working investment turnover and, in particular, inventory turns. However, earnings and operating margin comparisons were impacted by:

    -- Poor performance in the company's equipment businesses in the Commercial and Industrial Group, particularly collision repair, which resulted in an approximate $6 million decline in operating income.

    -- Approximately $12 million of higher year-over-year pretax costs associated with continuous improvement actions to enhance performance, including approximately $6 million in expenses related to the previously announced closing of two U.S. hand-tool plants.

    -- Approximately $6 million pretax of higher pension, other retirement and insurance costs.

    -- In addition, it is anticipated that approximately $33 million of the 2003 sales increase will result from currency translation, while total net currency effects are expected to have an approximate $2 million negative pretax impact primarily due to the adverse margin effects on products manufactured in Canada and Sweden.

    -- The 2002 fourth quarter also included a $4.6 million pretax benefit, or $0.05 per diluted share, largely from the favorable resolution of a patent infringement matter net of provisions for certain other contractual matters.

    Preliminary Segment Results

    In the Snap-on Dealer Group segment, operating earnings are estimated to be approximately $14 million to $15 million on expected total net sales, including intercompany sales, of approximately $275 million for fourth-quarter 2003, compared with $25.0 million of operating earnings on $263.8 million of sales in fourth-quarter 2002. In 2002, fourth-quarter results included a benefit of $2.5 million related to the aforementioned patent resolution.
    For fourth-quarter 2003, operating earnings improvements from the increase in 2003 sales, the benefits of ongoing cost reductions and $3 million of improvement associated with the reduction in LIFO-valued inventories were more than offset by $5 million of plant closure costs and another $1 million in higher expenses due to production inefficiencies and other expenses associated with the relocation of production from the two hand-tool plants, which are anticipated to be closed by April 2004. In addition, there were $3 million of higher year-over-year pension, other retirement and insurance costs and $4 million of higher freight and catalog expenses.
    Sales as reported by U.S. Snap-on franchised dealers to their customers were particularly strong, increasing at a high-single-digit rate for fourth-quarter 2003. This improvement is estimated to have largely resulted from dealer expansions through second vans, reaching new customers and being better able to serve existing customers. Efforts by North American dealers in strengthening their fiscal health through improved working investment turnover had a dampening impact on the reported sales by Snap-on to its dealers. The soft demand for large-platform diagnostics and equipment sold through the tech rep organization is estimated to have resulted in a decline in sales of those products compared to the prior year.
    In the Diagnostics and Information Group segment, operating earnings are estimated to be approximately $6 million to $7 million on total net sales, including intercompany sales, of approximately $77 million for fourth-quarter 2003, compared with $7.6 million of operating earnings on $78.9 million of sales in fourth-quarter 2002. Earnings for fourth-quarter 2003 include approximately $4 million of costs associated with continuous improvement actions, including a write-down related to the closing of the U.S. facility that assembled large-platform diagnostics. Savings from prior restructuring initiatives and other continuous improvement actions, including approximately $2 million of gains on sales of facilities, largely offset the costs associated with this facility closure. Fourth-quarter 2002 included a $1.9 million benefit from the reversal of excess restructuring reserves.
    The slight decline in year-over-year sales is principally due to lower intersegment sales. The growth of handheld diagnostics was offset by the decline in large platform-based diagnostics (products primarily sold through the Dealer Group's tech rep organization) and the impact resulting from the transfer of certain European equipment production to the Commercial and Industrial Group, which reduced intersegment sales for these products.
    In the Commercial and Industrial Group segment, operating earnings are expected to be approximately $2 million to $3 million on expected total net sales, including intercompany sales, of approximately $314 million for fourth-quarter 2003, compared with $17.4 million of operating earnings on $275.6 million of sales in fourth-quarter 2002. In 2002, the fourth quarter included a net benefit of $2.1 million related to the aforementioned patent resolution, net of provisions for certain contractual matters.
    It is estimated that approximately $24 million of the 2003 sales increase resulted from currency translation. In the fourth quarter of 2003, profitability improvements from prior restructuring activities were more than offset by the combined margin impact of lower volumes in certain businesses, particularly in the Group's worldwide equipment businesses. These equipment businesses represented a $6 million decline in operating earnings, primarily related to the collision repair business in North America.
    Additional factors that contributed to the lower fourth-quarter operating earnings year over year were negative net currency effects of approximately $3 million, resulting from the Group's sourcing a significant portion of its tool and equipment products from Sweden and Canada, and the relative strengthening of these currencies against the dollar; approximately $3 million of higher pension, other retirement and insurance costs and approximately $2 million associated with higher manufacturing and inventory reduction-related costs that exceeded LIFO-inventory benefits.
    Weak economic conditions in Europe and, at the beginning of the quarter in North America, continued to impact the sale of capital goods equipment to vehicle repair shops and industrial tools in such sectors as aerospace and aviation, general manufacturing and non-residential construction. These declines were partially offset by growth in the company's facilitation business for new vehicle dealerships and an improving sales trend for industrial tools in North America that began late in the quarter in certain sectors.
    The ramp-up of the Technical Automotive Group (TAG) continued in the fourth quarter, following its second-quarter launch, with sales, sales leads and gross margins increasing sequentially compared with the third quarter of 2003, with particular improvements being noted late in the quarter. The positive year-end "run-rate" for sales appears to be continuing into 2004. The change in distribution, coupled with the sustained weak market conditions, continued to have a negative impact on year-over-year equipment results. The TAG direct sales group was created to enhance Snap-on's existing equipment distribution network and improve the long-term operating margin in that business.

    Cash Flow

    Cash flow from operating activities is expected to exceed $37 million in the fourth quarter of 2003 compared with $98.3 million in fourth-quarter 2002. During the fourth quarter of 2003, Snap-on made a voluntary pension contribution of $78 million. As a result, Snap-on does not expect that it will need to make further contributions in 2004 or 2005, based upon current actuarial assumptions.
    After payments to shareholders in the form of dividends and share repurchases during the past year, as well as the funding of pension obligations, the priority was to use cash flow to lower the company's net debt position. Snap-on expects its ratio of total net debt (total debt less cash and cash equivalents) to total invested capital (total net debt plus shareholders' equity) to strengthen to approximately 19% at fiscal year-end 2003 compared with 29.2% at fiscal year-end 2002, reflecting both a decrease in net debt and an increase in shareholders' equity, including approximately $146 million from currency translation.
    An important priority for Snap-on in improving its return on capital has been to focus on improving its asset utilization, in particular, by making more effective use of its investment in working capital. The company's target is to improve its working investment (accounts receivable plus inventories less accounts payable) turnover to four turns by the end of 2005.
    Working investment at the end of 2003 is expected to improve to approximately $708 million compared with $755.2 million at year-end 2002 (including the negative impact of approximately $82 million in 2003 from currency translation), which equates to 3.2 turns in working investment in 2003 compared with 2.9 turns at year-end 2002. Snap-on expects that inventory turns, an important element in working investment, have improved to 3.5 turns in 2003 compared with 2.9 turns a year ago.
    Because of success in improving asset utilization and strengthening cash flow, Snap-on expects to accelerate planned 2004 share repurchases and to repurchase approximately 750,000 to 1 million shares of its common stock. In addition, Snap-on recognizes that dividends are another important element in total shareholder return. Since 1939, Snap-on has paid consecutive quarterly dividends without interruption or decline, and 2003 marked the eighth consecutive year in which annual dividends paid per share increased.

    Outlook

    Snap-on will continue to emphasize the consistent and widespread application of its Driven to Deliver(TM) strategic framework to reach its targeted financial objectives. The company remains committed to seeking opportunities for process improvements, through the use of "lean" tools, that will enhance competitiveness and customer responsiveness throughout its global organization.
    Snap-on expects to record in the first quarter of 2004 approximately $15 million in further continuous improvement costs, including approximately $8 million of costs associated with the two aforementioned hand-tool plant closings, in order to maintain its accelerated pace of activity. Lean and continuous improvement activity levels will continue throughout the year, with an estimated additional $8 million to $10 million of continuous improvement costs expected beyond the first quarter. However, beginning in the second quarter of 2004, Snap-on expects the profit benefits from these and prior actions to begin to exceed these costs, leading to reported net earnings that exceed prior-year levels.
    For full-year 2004, Snap-on expects continued steady growth in demand for tools and handheld diagnostics by vehicle-service technicians, as well as in the purchase of tools by its dealers. Additionally, with improving signs of economic recovery in North America, Snap-on anticipates it could achieve a modest level of sales improvements in its more cyclical commercial and industrial businesses. Snap-on expects full-year 2004 reported earnings to be in the range of $1.80 to $2.20 per diluted share, including the estimated $0.25 to $0.28 per share in costs for continuous improvement actions.
    A discussion of this announcement will be webcast at 8:00 a.m. CST today, and a replay will be available for at least 10 days following the call. To access the audio presentation, go to www.snapon.com, click on the Investor Information tab at the top of the page and then on Presentations in the menu to the left. There you will see the link to the call. Additional detail about Snap-on is also available on the Snap-on Web site.

    Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tool, diagnostic and equipment solutions for professional tool users. Product lines include hand and power tools, diagnostics and shop equipment, tool storage, diagnostics software and other solutions for vehicle-service, industrial, government and agricultural customers, and commercial applications, including construction and electrical. Products are sold through its franchised dealer van, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2+ billion, S&P 500 company headquartered in Kenosha, Wisconsin, and employs approximately 12,600 people worldwide.

    Statements in this news release that are not historical facts, including statements (i) that include the words "expects," "believes," "estimates," or "anticipates," or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or
(iii) describing Snap-on's or management's future outlook, plans, estimates, objectives or goals, are forward-looking statements. Snap-on or its representatives may also make similar forward-looking statements from time to time orally or in writing. Snap-on cautions the reader that these statements are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Those important factors include the validity of the assumptions and bases underlying such statements and the timing and progress with which Snap-on can continue to achieve savings from its cost reduction, continuous improvement and other Operational Fitness initiatives; Snap-on's capability to retain and attract dealers and effectively implement new programs; its ability to capture new business; the success of new products and other Profitable Growth initiatives; Snap-on's further success in scaling up its TAG operation; Snap-on's ability to withstand external negative factors including terrorist disruptions on business; changes in trade, monetary and fiscal policies, regulatory reporting requirements, laws and regulations, or other activities of governments or their agencies, including military actions and such aftermath that might occur; disruption arising from planned facility closures; Snap-on's ability to grow the U.S. dealer network; differences between the actual and estimated return on pension plan assets; and the absence of significant changes in inflation, the current competitive environment, energy supply or pricing, legal proceedings, supplier disruptions, currency fluctuations or the material worsening of economic and political situations around the world. All financial information for fiscal 2003 disclosed herein is preliminary and unaudited.
    These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Snap-on operates in a continually changing business environment and new factors emerge from time to time. Snap-on cannot predict such factors nor can it assess the impact, if any, of such factors on Snap-on's financial position or its results of operations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release. Any opinions, estimates or forecasts regarding Snap-on performance made by analysts are theirs alone and do not represent the opinions, forecasts or predictions of Snap-on or its management, nor does Snap-on endorse or otherwise comment on such forecasts.

    For additional information, visit www.snapon.com or please contact:

    CONTACT: Snap-on Incorporated
             Media:
             Richard Secor, 262-656-5561
             or
             Investors:
             William Pfund, 262-656-6488